UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) March 9, 2011

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 8, 2011, Old Republic International Corporation (ORI) completed its previously reported public offering of 3.75% convertible senior notes due 2018.  Underwriters purchased $500 million aggregate principal amount of the convertible senior notes and fully exercised a 30-day option to purchase up to an additional $50 million aggregate principal amount of the convertible notes on the same terms and conditions to cover overallotments, bringing the total offering to $550 million.  Old Republic intends to use  a portion of the net proceeds of the offerings (including the amounts to be received upon settlement of the overallotment option) to repay certain indebtedness assumed in connection with its recent acquisition of PMA Capital Corporation, and intends to use the remainder of the net proceeds for general corporate purposes, including the making of additional capital contributions to its insurance company subsidiaries as may be necessary.

The convertible senior notes bear interest at a  rate of 3.75% per year (payable semiannually on March 15 and September 15 of each year), mature on March 15, 2018, and are convertible into 64.3407 shares of common stock at any time prior to maturity.

Morgan Stanley & Co. Incorporated and UBS Securities LLC acted as joint bookrunning managers for the offering.

Item 9.01 Financial Statements and Exhibits

   (d) Exhibits

    99.1   Press Release dated March 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: March 9, 2011	By: __/s/ Spencer LeRoy III_________________________
Spencer LeRoy III
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
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Exhibits

99.1   Press Release dated March 9, 2011.